Exhibit 5.1

August 26, 2014

Quest Resource Holding Corporation

6175 Main Street, Suite 420

Frisco, Texas 75034

Re:  Quest Resource Holding Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to Quest Resource Holding Corporation, a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), being filed with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock (“Common Stock”), par value $0.001 per share, of the Company; (ii) warrants to purchase Common Stock (the “Warrants”); (iii) units consisting of Common Stock and/or Warrants (the “Units”); and (iv) the Common Stock that may be issued upon the exercise of the Warrants or in connection with Units, whichever is applicable. The Common Stock, Warrants, and Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $50,000,000.

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a “Counterparty”).

The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

The facts, as we understand them, are set forth in the Registration Statement.

GREENBERG TRAURIG, LLP  —  ATTORNEYS AT LAW  —  WWW.GTLAW.COM

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ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

TYSONS CORNER

WARSAW~

WASHINGTON, D.C.

WHITE PLAINS

*      OPERATES AS GREENBERG TRAURIG MAHER LLP

+      OPERATES AS GREENBERG TRAURIG, S.C.

^      A BRANCH OF GREENBERG TRAURIG, P.A. FLORIDA, USA

~     OPERATES AS GREENBERG TRAURIG GRZESIAK sp.k.

**    STRATEGIC ALLIANCE

Quest Resource Holding Corporation

August 26, 2014

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Second Amended and Restated Articles of Incorporation of the Company, as amended to date;

B.	The Second Amended and Restated Bylaws of the Company, as amended to date;

C.	The Registration Statement; and

D.	The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. We have also assumed that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (ii) at the time of execution, countersignature, issuance, and delivery of any Units, the Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records, and instruments.

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the Nevada Private Corporations Code and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the Nevada Private Corporations Code and the federal laws of the United States we make no such assumption).

GREENBERG TRAURIG, LLP

Quest Resource Holding Corporation

August 26, 2014

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

(1) With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock; and (iii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid, and nonassessable.

(2) With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; and (iii) the due execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; and (iv) the conditions in the applicable Warrant Agreement have been satisfied, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(3) With respect to the Units, assuming (i) the Registration Statement (including any amendments thereto) shall have become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Unit Agreement and issuance of the Units; (iii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Unit Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; (iv) the conditions in the applicable Unit Agreement have been satisfied; (v) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; and (vi) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 2 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

GREENBERG TRAURIG, LLP

Quest Resource Holding Corporation

August 26, 2014

The opinions set forth in paragraphs 2 and 3 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be reprinted, reproduced, or distributed to, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

We do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America and the Nevada Private Corporations Code. We do not express any opinion herein concerning any law other than the laws of the state of Arizona, the federal laws of the United States and, to the extent set forth herein, the Nevada Private Corporations Code. We express no opinion and make no representation with respect to the law of any other jurisdiction.

This opinion is rendered to the Company for the benefit of the Company in connection with the transactions covered hereby. This opinion may not be relied upon by the Company for any other purpose, or furnished to, or quoted to any other person, firm, or corporation for any purpose, without our prior written consent.

GREENBERG TRAURIG, LLP

Quest Resource Holding Corporation

August 26, 2014

We hereby expressly consent to (i) any reference to our firm in the Registration Statement, in any registration statement filed pursuant to Rule 462(b) under the Act for this same offering, and in any prospectus supplement filed pursuant to Rule 424 under the Act for this same offering; (ii) the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement; and (iii) the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP